Exhibit 99.1

TESSCO Reports Second-Quarter Fiscal 2022 Financial Results

Second-quarter Revenues of $108.5 million, Up 22% Year Over Year

Overall Sales Bookings up 38% Year Over Year

HUNT VALLEY, MD, October 27, 2021—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its fiscal year 2022 second quarter, ended September 26, 2021.

Second-Quarter Financial Highlights

●	Second-quarter, fiscal-year 2022 revenues of $108.5 million, up 22% compared to second quarter of prior fiscal year
●	Record quarterly Carrier market revenues and highest Commercial market revenues in last seven quarters
●	Overall sales bookings growth of 38% compared to prior year second quarter bookings
●	Improvement in net loss and adjusted EBITDA compared to second quarter of prior fiscal year
●	Annual guidance reaffirmed

“In the second quarter, we continued to execute successfully on our turnaround strategy, and drove increased bookings and sales in both our Carrier and Commercial markets,” said Sandip Mukerjee, TESSCO’s President and Chief Executive Officer. “We are growing with the overall market and are gaining market share through our differentiated offers and business development initiatives.

“In spite of global supply chain disruptions, increased transportation costs and delays in product availability, we have delivered strong improvements in our results. Adjusted EBITDA improved by $0.9 million sequentially and by $2.1 million compared to the second quarter of the prior fiscal year. We have remained focused on controlling costs and improving profitability, and believe our business has significant embedded scalability. We are confident that the operating efficiencies we have put in place, combined with increased sales bookings and revenues, have us well positioned to achieve our full-year targets.

“Looking ahead, we will continue to work to drive growth and efficiency in our core distribution business, to position our Ventev business as a leading innovator in helping customers with infrastructure construction challenges, and to develop proprietary services to support our customers’ networks.”

Second Quarter Financial Results

Due to the sale of the Company’s retail inventory and other related assets to Voice Comm, LLC during the third quarter of fiscal year 2021, and the corresponding retail business exit, the Company presents earnings both from continuing and discontinued operations. The following financial results relate only to continuing operations.

	Second Quarter FY 2022	Second Quarter FY 2021	Six Months To Date FY 2022	6 Months To Date FY 2022 vs. FY 2021
Revenue	$108.5M	$88.9M	$213.5M	$185.4M
Net loss	($1.3M)	($2.9M)	($3.5M)	($7.8M)
Loss per share	($0.14)	($0.34)	($0.39)	($0.91)
Adjusted EBITDA[1]	($0.2M)	($2.3M)	($1.3M)	($5.9M)

(1)	Adjusted EBITDA (from Continuing Operations) is a Non-GAAP financial measure. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Revenue by Market

	Year over Year Q2 FY 2022 vs. Q2 FY 2021	6 Months To Date FY 2022 vs. FY 2021
Carrier	43.8%	29.3%
Commercial	9.5%	6.2%
Total	22.1%	15.2%

For the fiscal 2022 second quarter, revenues totaled $108.5 million, compared with $88.9 million for the second quarter of fiscal 2021, due to strong demand across the Company’s Carrier and Commercial markets. Carrier market revenues set a new quarterly high while Commercial revenues were the highest achieved in the past seven quarters, despite industry-wide disruptions in the global supply chain that delayed receipt of inventory from vendors and limited the Company’s ability to ship product to customers.

Gross profit was $19.8 million for the second quarter of fiscal 2022, compared with $17.1 million for the same quarter of fiscal 2021. Gross margin was 18.2% of revenue for the second quarter of fiscal 2022, compared with 19.3% in the second quarter of last year, largely as a result of product mix. Commercial margins were lower than normal this quarter due to some large, lower-margin projects. The Company expects Commercial margins to normalize in the second half of its fiscal year, and be partially offset by lower Carrier margins.

Second quarter fiscal 2022 selling, general and administrative (SG&A) expenses increased 1.0% from the prior-year quarter to $21.0 million, primarily as a result of increased variable expenses associated with the 22% increase in revenues. SG&A expenses as a percentage of revenue were 19.3% in the second quarter of fiscal 2022, down from 23.4% in the prior-year quarter, as a result of the Company’s cost-reduction initiatives, despite a significant increase in freight costs resulting from global supply chain constraints.

Second quarter fiscal 2022 net loss was $1.3 million, compared with a net loss of $2.9 million in the second quarter of fiscal 2021.

Adjusted EBITDA and adjusted EBITDA per share from continuing operations were a loss of $186,500 and a loss of $0.02, respectively, for the second quarter of fiscal 2022. This compares with adjusted EBITDA and adjusted EBITDA per share of a loss of $2.3 million and a loss of $0.27, respectively, for the second quarter of fiscal 2021.

As of September 26, 2021, the outstanding balance under the Company’s $75 million line of credit was approximately $45.7 million, and the Company had $2.1 million in cash and cash equivalents. The Company’s shareowners’ equity (total assets less total liabilities, also referred to as book value) at September 26, 2021 was $75.0 million, or $8.37 per share based upon 9.0 million fully diluted shares outstanding.

Business Outlook

Tessco’s current estimates of full-year 2022 results, which are unchanged from previous guidance, are shown below.

●	Projected full-year revenue of $408M to $442M (compared to $373M in fiscal year 2021)
●	Projected full-year net loss of $6.5M to $4.1M (compared to $14.3M in fiscal year 2021)
●	Projected full-year adjusted EBITDA* of $0.0M to $2.4M (compared to a loss of $12.8M in fiscal year 2021).

*Adjusted EBITDA is a Non-GAAP financial measure. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. The Business Outlook published in this press release reflects only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the business outlook, at any time.

Second Quarter 2022 Conference Call

Management will host a conference call to discuss second quarter fiscal 2022 results and Business Outlook on Thursday, October 28, 2021 at 8:30 a.m. ET. To participate in the conference call, please call 877-824-7042 (domestic call-in) or 647-689-6625 (international call-in).

A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

Non-GAAP Information

EBITDA, Adjusted EBITDA, EBITDA per diluted share and Adjusted EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by TESSCO’s diluted weighted average shares outstanding.  Adjusted EBITDA is EBITDA as defined above, but also adds stock-based compensation and goodwill impairments.

Management believes these EBITDA measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share, are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of actual Non-GAAP to GAAP results is included as an exhibit to this release.

A reconciliation of Non-GAAP to GAAP measures pertaining to the Business Outlook is as follows:

	Low	High
Net loss per business outlook	$(6.5M)	$(4.1M)
Add: income taxes	0.0M	0.0M
Add: depreciation	4.7M	4.7M
Add: interest	1.0M	1.0M
Add: stock compensation	0.8M	0.8M
Adjusted EBITDA per business outlook	$0.0M	$2.4M

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial customers in the wireless infrastructure ecosystem. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. TESSCO supplies products to the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 28, 2021, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of any new or continued activism activities by activist investors; termination or non-renewal of limited duration agreements or arrangements with our suppliers, which are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers, suppliers or other relationships, or reduction of customer business or product availability; loss of customers or suppliers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; deterioration in the strength of our customers' or suppliers' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our suppliers or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; our inability to maintain or upgrade our technology or telecommunication systems without undue cost, incident or delay; system security or data protection breaches and exposure to cyber-attacks, and the cost associated with ongoing efforts to maintain cyber-security measures and to meet applicable compliance standards; damage or destruction of our distribution or other facilities; prolonged or otherwise unusual quality or performance control problems; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence or devaluation and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our suppliers and customers; our inability to access capital and obtain or retain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; changes in political and regulatory conditions, including tax and trade policies; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

Contacts

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

David Calusdian
Sharon Merrill Associates, Inc.
617-542-5300
TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Loss (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 26,	September 27,	June 27,	September 26,	September 27,
	2021	2020	2021	2021	2020

Revenues	$108,536,200	$88,892,400	$104,956,100	$213,492,300	$185,370,000
Cost of goods sold	88,740,500	71,771,200	85,269,900	174,010,300	151,796,100
Gross profit	19,795,700	17,121,200	19,686,200	39,482,000	33,573,900
Selling, general and administrative expenses	20,988,000	20,787,800	21,646,800	42,634,900	42,320,300
Operating loss	(1,192,300)	(3,666,600)	(1,960,600)	(3,152,900)	(8,746,400)
Interest expense, net	158,700	105,900	213,700	372,400	216,600
Loss from continuing operations before benefit from income tax	(1,351,000)	(3,772,500)	(2,174,300)	(3,525,300)	(8,963,000)
Benefit from income taxes	(75,700)	(824,400)	38,500	(37,200)	(1,146,200)
Net loss from continuing operations	$(1,275,300)	$(2,948,100)	$(2,212,800)	$(3,488,100)	$(7,816,800)
(Loss) income from discontinued operations, net of taxes	448,600	2,681,200	495,500	944,100	2,918,500
Net loss	$(826,700)	$(266,900)	$(1,717,300)	$(2,544,000)	$(4,898,300)
Basic and diluted (loss) income per share
Continuing operations	$(0.14)	$(0.34)	$(0.25)	$(0.39)	$(0.91)
Discontinued operations	$0.05	$0.31	$0.06	$0.11	$0.34
Consolidated operations	$(0.09)	$(0.03)	$(0.19)	$(0.29)	$(0.57)
Basic and diluted weighted-average common shares outstanding	8,910,365	8,656,877	8,864,704	8,889,478	8,637,340

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	September 26,	March 28,
	2021	2021
	(unaudited)	(unaudited, recast)
ASSETS
Current assets:
Cash and cash equivalents	$2,054,700	$1,110,000
Trade accounts receivable, net	77,192,000	70,045,700
Product inventory, net	57,410,300	53,060,000
Income taxes receivable	6,201,800	10,432,500
Prepaid expenses and other current assets	4,465,000	3,980,900

Current portion of assets held for sale	76,500	1,196,900
Total current assets	147,400,300	139,826,000

Property and equipment, net	12,006,900	12,571,600
Intangible assets, net	24,563,800	19,136,500
Lease asset - right of use	9,928,600	11,285,800
Other long-term assets	7,306,500	6,258,000
Total assets	$201,206,100	$189,077,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$61,166,500	$59,415,600
Payroll, benefits and taxes	6,095,900	6,279,800
Income and sales tax liabilities	866,000	803,900
Accrued expenses and other current liabilities	1,419,000	2,912,300
Lease liability, current	2,508,400	2,573,500
Total current liabilities	72,055,800	71,985,100

Deferred tax liabilities	26,500	26,500
Revolving line of credit	45,682,800	30,583,200
Non-current lease liability	7,676,200	8,923,500
Other non-current liabilities	777,700	809,400
Total liabilities	126,219,000	112,327,700

Shareholders’ equity:
Preferred stock	—	—
Common stock	105,300	104,200
Additional paid-in capital	68,073,900	67,227,700
Treasury stock	(129,200)	(62,800)
Retained earnings	6,937,100	9,481,100
Total shareholders’ equity	74,987,100	76,750,200
Total liabilities and shareholders’ equity	$201,206,100	$189,077,900

TESSCO Technologies Incorporated

Reconciliation of Net Loss to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 26,	September 27,	June 27,	September 26,	September 27,
	2021	2020	2021	2021	2020

Net loss from continuing operations	$(1,275,300)	$(2,948,100)	$(2,212,800)	$(3,488,100)	$(7,816,800)
Add:
Benefit from income taxes	(75,700)	(824,400)	38,500	(37,200)	(1,146,200)
Interest expense, net	158,700	105,900	213,700	372,400	216,600
Depreciation and amortization	637,700	1,028,500	607,700	1,245,400	2,256,500
EBITDA	$(554,600)	$(2,638,100)	$(1,352,900)	$(1,907,500)	$(6,489,900)
Add:
Stock based compensation	368,100	316,700	254,900	623,000	628,600
Adjusted EBITDA	$(186,500)	$(2,321,400)	$(1,098,000)	$(1,284,500)	$(5,861,300)

EBITDA per diluted share	$(0.06)	$(0.30)	$(0.15)	$(0.21)	$(0.75)
Adjusted EBITDA per diluted share	$(0.02)	$(0.27)	$(0.12)	$(0.14)	$(0.68)

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended
	September 26,	September 27,	June 27,	Growth Rates Compared to
	2021	2020	2021	Prior Year Period	Prior Period
Market Revenues
Public carrier	$46,918	$32,632	$46,020	43.8%	2.0%
Commercial	61,618	56,260	58,936	9.5%	4.6%
Total revenues	$108,536	$88,892	$104,956	22.1%	3.4%

Market Gross Profit
Public carrier	$5,560	$3,570	$5,321	55.8%	4.5%
Commercial	14,236	13,551	14,365	5.1%	(0.9)%
Total gross profit	$19,796	$17,121	$19,686	15.6%	0.6%
% of revenues	18.2%	19.3%	18.8%

	Six Months Ended
	September 26,	September 27,	Growth Rates
	2021	2020	Compared to Prior Year Period
Market Revenues
Public carrier	$92,938	$71,887	29.3%
Commercial	120,554	113,483	6.2%
Total revenues	$213,492	$185,370	15.2%

Market Gross Profit
Public carrier	$10,881	$7,298	49.1%
Commercial	28,601	26,276	8.8%
Total gross profit	$39,482	$33,574	17.6%
% of revenues	18.5%	18.1%